Exhibit 99.1

ATLANTA BRAVES HOLDINGS REPORTS
THIRD QUARTER 2026 FINANCIAL RESULTS

Atlanta, Georgia, November 4, 2026 – Atlanta Braves Holdings, Inc. (“ABH”) (Nasdaq: BATRA, BATRK) today reported results for its third quarter ended September 30, 2026.

Highlights include:

●	The Braves returned to the postseason and saw a 14% increase in average attendance per regular season home game in the third quarter from the prior year period.
●	BravesVision completed its first regular season and led the league in in-market direct-to-consumer subscribers.
●	Total revenue grew to $325 million in the third quarter of 2026, up 4% from the prior year period.
o	Baseball revenue increased 4% from the prior year period to $296 million driven by increases in baseball event revenue.
o	Mixed-Use Development revenue increased 7% from the prior year period to $29 million primarily due to an increase in rental income.
●	On a year-to-date basis, total revenue grew to $702 million, up 5% from the prior year period.
o	Baseball revenue increased 3% from the prior year period to $618 million.
o	Mixed-Use Development revenue increased 19% from the prior year period to $84 million.
●	Total Adjusted OIBDA(1) of $41 million in the third quarter of 2026.
o	Baseball Adjusted OIBDA declined to $26 million from $50 million in the prior year period driven mainly by increases in player salaries.
o	Mixed-Use Development Adjusted OIBDA declined to $18 million from $20 million in the prior year period.
●	Operating income declined to $9 million in the third quarter of 2026 from $39 million in the prior year period.

Discussion of Results

	Three months ended			Nine months ended
	September 30,			September 30,
	2026	2025	% Change	2026	2025	% Change

	amounts in thousands			amounts in thousands
Baseball revenue	$295,540	$284,362	4%	$617,723	$600,302	3%
Mixed-Use Development revenue	29,089	27,176	7%	84,032	70,887	19%
Total revenue	324,629	311,538	4%	701,755	671,189	5%
Operating costs and expenses:
Baseball operating costs	(244,844)	(210,443)	16%	(553,502)	(470,015)	18%
Mixed-Use Development costs	(4,256)	(3,944)	8%	(13,067)	(9,985)	31%
Selling, general and administrative, excluding stock-based compensation	(34,945)	(29,996)	16%	(100,370)	(86,879)	16%
Adjusted OIBDA(1)	$40,584	$67,155	(40)%	$34,816	$104,310	(67)%

Operating income (loss)	$8,667	$38,930	(78)%	$(51,127)	$36,265	NM

Regular season home games in period	42	41		81	81
Postseason home games in period	2	—		2	—

Unless otherwise noted, the following discussion compares financial information for the three months ended September 30, 2026 to the same period in 2025.

Baseball revenue is derived from two primary sources on an annual basis: (i) baseball event revenue (ticket sales, concessions, advertising sponsorships, suites and premium seat fees) and (ii) media related revenue (including BravesVision and national broadcasting rights). Mixed-Use Development revenue is derived primarily from a real estate portfolio including the mixed-use facility The Battery Atlanta and primarily includes rental income.

The following table disaggregates revenue by segment and by source:

	Three months ended			Nine months ended
	September 30,			September 30,
	2026	2025	% Change	2026	2025	% Change

	amounts in thousands			amounts in thousands
Baseball:
Baseball event	$189,277	$176,335	7%	$374,026	$357,567	5%
Media related	76,106	79,227	(4)%	151,478	164,586	(8)%
Retail and licensing	19,531	15,580	25%	48,650	40,226	21%
Other	10,626	13,220	(20)%	43,569	37,923	15%
Baseball revenue	295,540	284,362	4%	617,723	600,302	3%
Mixed-Use Development	29,089	27,176	7%	84,032	70,887	19%
Total revenue	$324,629	$311,538	4%	$701,755	$671,189	5%

There were 44 home games (including postseason) played in the third quarter of 2026 compared to 41 in the prior year period.

Baseball revenue increased 4% in the third quarter of 2026 compared to the prior year primarily driven by increases in baseball event revenue and retail and licensing revenue. Baseball event revenue increased due to contractual rate increases on season tickets, increased attendance at regular season home games, favorable single-game ticket sales, and increases in regular and postseason home games. Retail and licensing revenue increased compared to the prior year due to demand for City Connect apparel following its April 2026 launch, higher league-wide revenue, increased attendance at regular season home games and the impact of two postseason home games. Media related revenue declined due to the timing of revenue recognition under BravesVision linear distribution agreements compared to our previous long-term local broadcasting arrangement, as well as changes in certain national media rights arrangements, including the increased commercialization of digital media rights through MLB Advanced Media, L.P. (“MLBAM”). Other revenue decreased due to fewer special events held at Truist Park.

Mixed-Use Development revenue increased 7% for the third quarter of 2026 primarily due to an increase in rental income driven by increases in tenant recoveries and new lease agreements.

Operating income (loss) and Adjusted OIBDA(1) decreased in the third quarter of 2026 compared to the prior year primarily due to increases in operating costs and selling, general, and administrative expenses. Baseball operating costs increased primarily due to increases in major league player salaries, expenses associated with the production of BravesVision, variable concessions and retail operating expenses and postseason game operating costs. Selling, general and administrative expenses increased due to increases in sales, marketing and administrative costs associated with BravesVision, additional marketing costs, personnel costs, property taxes, insurance costs and other professional fees.

FOOTNOTES

1)	For a definition of Adjusted OIBDA (as defined by ABH) and the applicable reconciliation to the most comparable generally accepted accounting principles (“GAAP”) measure, see “Non-GAAP Financial Measures and Supplemental Disclosures,” below.

Conference Call Information: Atlanta Braves Holdings, Inc. (Nasdaq: BATRA, BATRK) will discuss ABH’s financial results on a conference call which will begin at 10:00 a.m. (E.T.) on November 4, 2026. The call can be accessed by dialing (833) 461-5787 or +1 (585) 542-9983, passcode 407509277 at least 10 minutes prior to the start time. The call will also be broadcast live across the Internet and archived on our website. To access the webcast, go to https://www.bravesholdings.com/investors/news-events/ir-calendar. Links to this press release will also be available on the ABH website.

About Atlanta Braves Holdings, Inc.: Atlanta Braves Holdings, Inc. (Nasdaq: BATRA, BATRK) consists primarily of the Major League Baseball franchise the Atlanta Braves and a real estate portfolio including the mixed-use development The Battery Atlanta, which is located adjacent to the Braves stadium, Truist Park. For more information, please visit our website at https://www.bravesholdings.com/investors.

During the conference call, ABH may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. ABH’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the business, product and marketing strategies, new service offerings, future financial performance and prospects, trends and any other matters that are not historical facts. The words “will,” “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “strategy,” “continue,” “seek,” “may,” “could” and similar expressions or statements regarding future periods are intended to identify forward-looking statements, although not all forward-looking statements may contain such words. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but such statements necessarily involve risks and uncertainties and there can be no assurance that the expectation or belief will result or be achieved or accomplished. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, include, without limitation: the impact of organized labor on ABH, including any potential Major League Baseball (“MLB”) work stoppages such as strikes, protests or management lockouts; the impact of BravesVision and ABH’s ability to operate it as a successful media production and distribution company; the achievement of on-field success; ABH’s ability to develop, obtain and retain talented players; the regulatory and competitive environment of the industries in which ABH operates; the impact of the structure or an expansion of MLB; changes in the nature of key strategic relationships with business partners, vendors and joint venturers; ABH’s ability to obtain additional financing on acceptable terms and cash in amounts sufficient to service debt and other financial obligations; ABH’s indebtedness could adversely affect operations and could limit its ability to react to changes in the economy or its industry; ABH’s ownership, management and board of directors structure; ABH’s ability to realize the benefits of acquisitions or other strategic investments; the inherent risks in the real estate business, including, but not limited to, tenant defaults, potential liability relating to environmental matters and liquidity of real estate investments; the outcome of pending or future litigation or investigations; ABH’s ability to attract and retain qualified key personnel; geopolitical incidents, accidents, terrorist acts, pandemics or epidemics, natural disasters, including the effects of climate change, or other events that cause one or more events to be cancelled or postponed, are not covered by insurance, or cause reputational damage to ABH and its affiliates; the impact of data loss or breaches or disruptions of ABH’s information systems and information system security; ABH’s processing, storage, sharing, use, disclosure and protection of personal data could give rise to liabilities; ABH’s ability to use net operating loss and disallowed business interest carryforwards to reduce future tax payments; the operational risks of ABH and its business affiliates with operations outside of the United States; ABH’s common stock and organizational structure; ABH’s stock price has and may continue to fluctuate; the impact of inflation and weak economic conditions on consumer demand for products, services and events offered by ABH; and the ability of ABH and its affiliates to comply with government regulations, including, without limitation, consumer protection laws and adverse outcomes of regulatory proceedings. These forward-looking statements and such risks, uncertainties, and other factors speak only as of the date of this press release, and ABH expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in ABH’s expectations with regard thereto, or any change in events, conditions or circumstances on which any such statement is based except to the extent required by law. Please refer to the publicly filed documents of ABH, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as may be updated by subsequent filings under the Securities Exchange Act of 1934, as amended, including Forms 10-Q and 8-K, for additional information about ABH and about the risks and uncertainties related to ABH’s business which may affect the statements made in this press release.

NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DISCLOSURES

SCHEDULE 1: Reconciliation of Adjusted OIBDA to Operating Income (Loss)

To provide investors with additional information regarding our financial results, this press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, for ABH together with reconciliations to operating income, as determined under GAAP. ABH defines Adjusted OIBDA as operating income (loss) plus stock-based compensation, depreciation and amortization, separately reported litigation settlements, restructuring, acquisition and impairment charges. However, ABH’s definition of Adjusted OIBDA may differ from similarly titled measures disclosed by other companies.

ABH believes Adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. Because Adjusted OIBDA is used as a measure of operating performance, ABH views operating income as the most directly comparable GAAP measure. Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that ABH management considers in assessing the results of operations and performance of its assets.

The following table provides a reconciliation of Adjusted OIBDA for ABH to operating income (loss) calculated in accordance with GAAP for the three and nine months ended September 30, 2026 and 2025.

	Three months ended		Nine months ended
	September 30,		September 30,
(amounts in thousands)	2026	2025	2026	2025
Operating income (loss)	$8,667	$38,930	$(51,127)	$36,265
Stock-based compensation	6,967	4,757	20,359	10,049
Depreciation and amortization	24,950	23,468	65,584	57,996
Adjusted OIBDA	$40,584	$67,155	$34,816	$104,310
Baseball	$25,529	$50,038	$(12,534)	$62,485
Mixed-Use Development	17,575	19,780	55,812	50,233
Corporate and other	(2,520)	(2,663)	(8,462)	(8,408)

SCHEDULE 2: Cash and Debt

The following presentation is provided to separately identify cash and debt information. ABH cash increased $5 million during the third quarter primarily as a result of the release of restricted cash pursuant to the terms of various financial debt arrangements, net borrowings, proceeds from exercises of stock options, and distributions from equity method affiliates, partially offset by seasonal working capital changes and debt service. ABH debt increased $20 million in the third quarter primarily due to net borrowings on the League wide credit facility to support working capital, partially offset by net payments on the TeamCo revolver.

(amounts in thousands)	September 30, 2026	June 30, 2026
ABH Cash (GAAP)(a)	$121,525	$116,278

Debt:
Baseball
League wide credit facility	$85,000	$50,000
MLB facility fund - term	30,000	30,000
MLB facility fund - revolver	35,075	35,650
TeamCo revolver	35,000	45,000
Term debt	144,918	148,488
Mixed-Use Development	485,142	485,996
Total ABH Debt	$815,135	$795,134
Deferred financing costs	(1,798)	(2,007)
Total ABH Debt (GAAP)	$813,337	$793,127

a)	Excludes restricted cash held in reserves pursuant to the terms of various financial obligations of $24 million and $63 million as of September 30, 2026 and June 30, 2026, respectively.

ATLANTA BRAVES HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30,	December 31,
	2026	2025

	amounts in thousands

Assets
Current assets:
Cash and cash equivalents	$121,525	99,884
Restricted cash	23,943	11,694
Accounts receivable and contract assets, net of allowances for credit losses of $363 and $343 at September 30, 2026 and December 31, 2025, respectively	104,991	33,566
Other current assets	19,948	13,563
Total current assets	270,407	158,707

Property and equipment, at cost	1,286,686	1,266,030
Accumulated depreciation	(433,367)	(397,142)
	853,319	868,888

Investments in affiliates, accounted for using the equity method	135,322	116,819
Intangible assets not subject to amortization:
Goodwill	175,764	175,764
Franchise rights	123,703	123,703
	299,467	299,467

Prepaid pension asset	3,623	—
Other assets, net	173,998	171,076
Total assets	$1,736,136	1,614,957

ATLANTA BRAVES HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

(unaudited)

	September 30,	December 31,
	2026	2025

	amounts in thousands
	except share amounts

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$90,829	43,473
Deferred revenue and refundable tickets	91,542	109,829
Current portion of debt	333,007	215,347
Other current liabilities	6,312	8,394
Total current liabilities	521,690	377,043

Long-term debt	480,330	523,284
Finance lease liabilities	97,706	98,566
Deferred income tax liabilities	36,028	41,282
Pension liability	—	1,758
Other noncurrent liabilities	49,211	34,842
Total liabilities	1,184,965	1,076,775
Equity:
Preferred stock, $.01 par value. Authorized 50,000,000 shares; zero shares issued at both September 30, 2026 and December 31, 2025	—	—
Series A common stock, $.01 par value. Authorized 200,000,000 shares; issued and outstanding 10,318,187 at both September 30, 2026 and December 31, 2025	103	103
Series B common stock, $.01 par value. Authorized 7,500,000 shares; issued and outstanding 977,751 at both September 30, 2026 and December 31, 2025	10	10
Series C common stock, $.01 par value. Authorized 200,000,000 shares; issued and outstanding 53,203,078 and 51,828,348 at September 30, 2026 and December 31, 2025, respectively	527	514
Additional paid-in capital	1,192,837	1,137,178
Accumulated other comprehensive earnings (loss), net of taxes	(2,724)	(2,743)
Retained earnings (deficit)	(651,923)	(609,012)
Total stockholders' equity	538,830	526,050
Noncontrolling interests in equity of subsidiaries	12,341	12,132
Total equity	551,171	538,182
Commitments and contingencies
Total liabilities and equity	$1,736,136	1,614,957

ATLANTA BRAVES HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025

	amounts in thousands,
	except per share amounts
Revenue:
Baseball revenue	$295,540	284,362	617,723	600,302
Mixed-Use Development revenue	29,089	27,176	84,032	70,887
Total revenue	324,629	311,538	701,755	671,189
Operating costs and expenses:
Baseball operating costs	244,844	210,443	553,502	470,015
Mixed-Use Development costs	4,256	3,944	13,067	9,985
Selling, general and administrative, including stock-based compensation	41,912	34,753	120,729	96,928
Depreciation and amortization	24,950	23,468	65,584	57,996
	315,962	272,608	752,882	634,924
Operating income (loss)	8,667	38,930	(51,127)	36,265
Other income (expense):
Interest expense	(12,350)	(12,285)	(35,103)	(34,281)
Share of earnings (losses) of affiliates, net	17,421	13,278	31,856	24,213
Realized and unrealized gains (losses) on financial instruments, net	794	194	2,378	(1,083)
Other, net	1,765	1,688	4,366	4,574
Earnings (loss) before income taxes	16,297	41,805	(47,630)	29,688
Income tax benefit (expense)	(6,510)	(11,703)	4,928	(11,483)
Net earnings (loss)	9,787	30,102	(42,702)	18,205
Less net earnings (loss) attributable to noncontrolling interests	(18)	124	209	124
Net earnings (loss) attributable to Atlanta Braves Holdings' stockholders	$9,805	29,978	(42,911)	18,081
Basic net earnings (loss) attributable to Atlanta Braves Holdings' stockholders per common share	$0.15	0.48	(0.67)	0.29
Diluted net earnings (loss) attributable to Atlanta Braves Holdings' stockholders per common share	$0.15	0.47	(0.67)	0.28

ATLANTA BRAVES HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine months ended
	September 30,
	2026	2025

	amounts in thousands
Cash flows from operating activities:
Net earnings (loss)	$(42,702)	18,205
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	65,584	57,996
Stock-based compensation	20,359	10,049
Share of (earnings) losses of affiliates, net	(31,856)	(24,213)
Realized and unrealized (gains) losses on financial instruments, net	(2,378)	1,083
Deferred income tax expense (benefit)	(4,882)	11,054
Cash receipts from returns on equity method investments	13,350	11,400
Net cash received (paid) for interest rate swaps	(39)	1,991
Other charges (credits), net	950	5,687
Net change in operating assets and liabilities:
Current and other assets	(100,484)	(62,326)
Payables and other liabilities	16,615	(32,101)
Net cash provided by (used in) operating activities	(65,483)	(1,175)
Cash flows from investing activities:
Capital expended for property and equipment	(19,949)	(43,963)
Acquisition of real estate assets	—	(93,709)
Other investing activities, net	3	6
Net cash provided by (used in) investing activities	(19,946)	(137,666)
Cash flows from financing activities:
Borrowings of debt	190,000	153,509
Repayments of debt	(115,956)	(15,314)
Proceeds (disbursements) from exercise of stock options and other stock issuances	35,313	7,968
Other financing activities, net	9,962	(5,304)
Net cash provided by (used in) financing activities	119,319	140,859
Net increase (decrease) in cash, cash equivalents and restricted cash	33,890	2,018
Cash, cash equivalents and restricted cash at beginning of period	111,578	112,599
Cash, cash equivalents and restricted cash at end of period	$145,468	114,617

Contact:

Cameron Rudd – Investor Relations

(404) 614-2300 or investorrelations@braves.com